Exhibit 99.1
Core-Mark Announces its First Quarterly Dividend

South San Francisco, California - October 19, 2011 - Core-Mark Holding Company, Inc. (Nasdaq: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, announced the commencement of a regular quarterly dividend program. The Board declared a quarterly cash dividend of $0.17 per common share, which is payable on December 15, 2011 to shareholders of record as of the close of business on November 15, 2011.

“Without compromising our ability and commitment to grow the business, this dividend reflects the confidence we have in our financial strength, vision and future cash flows,” said Michael Walsh, President and Chief Executive Officer of Core-Mark. “We are very pleased to be able to take this next step in creating shareholder value.”

Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to approximately 29,000 customer locations in the U.S. and Canada through 26 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider). Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products. For more information, please visit www.core-mark.com.

Forward Looking Statements

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial conditions or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual actions and results could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “regular,” “continue,” “plan,” “propose” or other similar words or expressions. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

For a better understanding of some of these risks, please refer to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 15, 2011 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Future Dividends

While the Company currently intends to pay regular quarterly cash dividends, any future payment of dividends will be at the discretion of the Company's Board of Directors and subject to the Company's ability to satisfy all applicable statutory, regulatory and contractual requirements.  In determining any future payment of dividends, the Board of Directors may consider factors such as the Company's surplus, earnings, capital requirements, financial condition and credit agreement restrictions, as well as other factors deemed relevant by the Board of Directors.
Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x 3027 or at mdraper@core-mark.com